UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.
C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
February 28, 2024

Better For You Wellness, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56262	87-2903933
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1349 East Broad Street Columbus, OH	43205
(address of principal executive offices)	(zip code)

+1 (614) 368-9898
(registrant’s telephone number, including area code)

Not Applicable
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2024, Better For You Wellness, Inc., a Nevada corporation (the “
Company
”), appointed Stephen Letourneau as Chief Operating Officer (COO). Mr. Letourneau will remain the Chief Branding Officer (CBO) and a Director. A Press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Pursuant to the rules and regulations of the Securities and Exchange Commission (the “
SEC
”), the information in this Item 5.02 disclosure, including Exhibit 99.1 and the information set forth therein, is deemed to have been furnished to, and shall not be deemed to be “filed” with, the SEC.

The Company’s Compensation Committee shall meet to establish compensation, which will be the subject of a future SEC filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of March 4, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Better For You Wellness, Inc.

Dated: March 4, 2024	/s/ Ian James
Ian James, Chief Executive Officer

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